Exhibit 10.8

DIRECTORS’ AND OFFICERS’ INDEMNIFICATION AGREEMENT

THIS AGREEMENT made as of this _____ day of ________, 2013.

B E T W E E N:

TRUNITY HOLDINGS, INC.
A body corporate incorporated
under the laws of the State of Delaware
(hereinafter called the “Corporation” or the “Indemnifying Party”)

- and –

_________________________, of the _______________________,

in the ___________________________

(hereinafter called the “Indemnified Party”)

WHEREAS:

(a)	The Indemnified Party is agreeing to serve as, or to continue to serve as, a director or officer of the Corporation;

(b)
The Corporation wishes to indemnify the Indemnified Party (to the fullest extent permitted by law) from losses, costs or damages incurred or sustained by the Indemnified Party acting in the capacity of director or officer of the Corporation; and

(c)	The Indemnified Party is willing to serve or continue to serve the Corporation on the condition that he or she be indemnified to the fullest extent permitted by law.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency whereof is mutually acknowledged, the Indemnified Party and the Corporation (hereinafter called the “Parties”) covenant and agree as follows:

1.	Indemnity

(a)
Within 30 days after written demand is presented to the Corporation, the Corporation shall indemnify and save harmless the Indemnified Party and his or her heirs and legal representatives against all costs, charges and expenses, including (a) an amount paid to settle an action or satisfy a judgment (including, without limitation, any penalties or fines levied), (b) any interest payable by the Indemnified Party thereon and (c) all damages, whether punitive, exemplary or otherwise, reasonably incurred by the Indemnified Party in respect of any civil, criminal or administrative action or proceeding to which the Indemnified Party is made a party by reason of being or having been a director or trustee or fiduciary or officer of the Corporation or for action taken by or for on behalf of the Corporation (together with Expenses (as hereinafter defined), the “Indemnified Liabilities”) if:

(i)	The Indemnified Party acted honestly and in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Corporation; and

(ii)	In the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that his conduct was lawful.

(b)
For the purposes of this Agreement, the termination of any civil, criminal or administrative action or proceeding by judgment, order, settlement or conviction (whether with or without court approval) shall not, of itself, create a presumption either that the Indemnified Party did not act honestly and in good faith and in a manner the Indemnified Party reasonably believed to be in or not opposed to the best interests of the Corporation as required by the laws governing the Corporation or that, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party did not have reasonable grounds for believing that his or her conduct was lawful.

(c)
In connection with any determination as to whether the Indemnified Party is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to this Agreement, to the extent permitted by law the burden of proof shall be on the Corporation to establish that the Indemnified Party is not so entitled.

(d)
The Corporation shall indemnify the Indemnified Party if he or she fulfills the conditions contained in (a) and (b) above in the defense of any civil, criminal or administrative action or proceeding which the Indemnified Party is made a party by reason of his or her being or having been a director or officer of the Corporation, against all costs, charges and expenses, including legal and other professional fees on a full indemnification basis and expert witness fees (“Expenses”), actually and reasonably incurred by the Indemnified Party in connection with the defense of such action or proceeding within ten business days after written demand reasonably evidencing the Expenses incurred by the Indemnified Party is presented to the Corporation accompanied by an undertaking of the Indemnified Party to repay such amounts if it shall ultimately be determined that the Indemnified Party is not entitled to be indemnified against such Expenses, and the Corporation shall be required to make such payments in advance of the final disposition or conclusion of any claim against the Indemnified Party.

2.	Partial Indemnity

If the Indemnified Party is entitled under any provisions of this Agreement to indemnification by the Corporation for some, but not all, of the Indemnified Party’s Indemnified Liabilities, the Corporation shall indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is entitled.

3.	Contribution

(a)
Contribution payment.  To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, the Corporation, in lieu of indemnifying the Indemnified Party, shall, to the extent permitted by law, contribute to the amount of any and all Indemnified Liabilities incurred or paid by the Indemnified Party for which such indemnification is not permitted.  The amount the Corporation contributes shall be in such proportion as appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and of the Corporation and any and all other parties (including officers and directors of the Corporation other than the Indemnified Party) who may be at fault (collectively, including the Corporation, the “Third Parties”), on the other hand.

(b)
Relative Fault.  The relative fault of the Third Parties and the Indemnified Party shall be determined by reference to the relative fault of the Indemnified Party as determined by the court or other governmental agency or to the extent such court or other governmental agency does not apportion relative fault, by another party acceptable to the Indemnified Party and the Corporation after giving effect to, among other things, the relative intent, knowledge, access to information, and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations.  The Corporation and the Indemnified Party agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation that does take account of the equitable considerations referred to in this section 3(b).

4.	Insurance

(a)
Unless otherwise agreed between the Parties hereto and subject to the limitations contained in the Delaware General Corporation Law, , the Corporation shall purchase and maintain directly for so long as the Indemnified Party remains a director or officer of the Corporation, directors’ and officers’ liability insurance covering the Corporation for the benefit of the Indemnified Party with limits of not less than U.S. _______________ per occurrence. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnified Party has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(b)
At least 60 days prior to the expiry of any such insurance, the Corporation will notify the Indemnified Party in writing whether of not it proposes to renew the insurance and whether or not it has any reason to believe the issuer of the insurance may not be prepared to renew the insurance.  The Corporation shall promptly notify in writing the Indemnified Party if at any time the insurance referred to above is not renewed, cancelled or adversely changed or if the Corporation receives any communication (whether oral or written) from the issuer of the insurance or any agent or other person acting on its behalf that the insurance will or may be cancelled or adversely changed.

5.	Assignment

The Duties and obligations of the Corporation under this Agreement shall be binding upon, and enforceable by the Indemnified Party and the Indemnified Party’s heirs and legal representatives, against the Corporation and its successors and assigns.

6.	Defense of Claims

(a)
The Indemnified Party covenants and agrees, that upon becoming aware of any facts of circumstances which may give rise to any potential liability for which the Corporation may be required to indemnify the Indemnified Party pursuant to the provisions of this Agreement (a “Claim”), the Indemnified Party shall immediately deliver written notice to the President of the Corporation setting out in reasonable detail the nature of the facts relating to such Claim including therein or therewith such documentation and information as is reasonably available to the Indemnified Party and is reasonably necessary to determine whether and to what extent the Indemnified Party is entitled to indemnification hereunder; providing that failure to so notify shall not affect the Corporation’s liability under this Agreement if and except only to the extent that such omission materially prejudices the Corporation.

(b)
Upon written request by the Indemnified Party for indemnification pursuant hereto, a determination, if required by applicable law, with respect to the Indemnfied Party’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the board of directors of the Corporation (the “Board”): (1) by a majority vote of the directors of the Corporation who are not and were not a party to the Claim in respect of which indemnification is sought by the Indemnified Party (the “Disinterested Directors”), even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by independent counsel (selected by the Board) in a written opinion to the Board, a copy of which shall be delivered to the Indemnified Party, or (4) if so directed by the Board, by the stockholders of the Corporation holding a majority of the outstanding voting stock of the Corporation.

(c)
If any Claim is made or brought against the Indemnified Party in connection with any of the matters against which the Indemnified Party would be indemnified pursuant to this Agreement, upon receipt of the notice of the Claim, the Corporation shall, at its expense and in a timely manner, contest and defend against any such Claim and take all such steps as may be necessary or proper to prevent the resolution thereof in a manner adverse to the Indemnified Party.

(d)
The Indemnified Party shall fully co-operate with the Corporation in taking all such steps, and hereby consents to the taking of such steps by or on behalf of the Corporation and the Indemnified Party.  If the Corporation does not in a timely manner undertake the contestation or defense of the Claim, the Indemnified Party may do so and such contestation or defense shall be at the expense and risk of the Corporation.

(e)
If the outcome of any litigation or proceeding establishes that the Indemnified Party was not entitled to have the Claim contested or defended at the risk and expense of the Corporation, the Indemnified Party shall be liable to repay the Corporation all amounts paid by the Corporation in connection with such contestation or defense pursuant to this Section 6.

7.	Scope of Agreement

(a)	This Agreement is absolute and unconditional and the obligations of the Indemnifying Party will not be affected, discharged, impaired, mitigated or released by:

(i)	any extension of time, indulgence or modification which the Indemnified Party may extend or make with any person making any claim against the Indemnified Party; or

(ii)	the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership, or other proceedings of creditors.

(b)
No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto will be a bar or defense to any further action of proceeding, which may be brought under this Agreement.

(c)
The rights of the Indemnified Party hereunder will be in addition to any other rights the Indemnified Party may have under the Bylaws or Certificate of Incorporation of the Corporation or the law or otherwise.  To the extent that a change in the law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or Certificate of Incorporation of the Corporation and this Agreement, it is the intent of the parties hereto that the Indemnified Party shall enjoy by this Agreement the greater benefits so afforded by that change.  The Indemnified Party’s rights under this Agreement shall not be diminished by any amendment to the Certificate of Incorporation or Bylaws, or of any other agreement or instrument to which the Indemnified Party is not a party, and shall not diminish any other rights that the Indemnified Party now or in the future has against the Corporation.

8.	Exception to Right of Indemnification

Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnity in connection with any claim made against the Indemnified Party:

(a)
for which payment has actually been made to or on behalf of the Indemnified Party under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b)
for an accounting of profits made from the purchase and sale (or sale and purchase) by the Indemnified Party of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)
in connection with any Claim (or any part of any Claim) initiated by the Indemnified Party, including any Claim (or any part of any Claim) initiated by the Indemnified Party against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Claim (or any part of any Claim) prior to its initiation or (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

9.	Severability

If any part of this Agreement or the application of such part to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such part to any other or person or circumstance, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.	Choice of Law

This Agreement shall be governed and construed in accordance with the laws of the State of Delaware and the parties attorn to the non-exclusive jurisdiction of the courts of the State of Delaware in respect of any court action arising hereunder.

11.	Miscellaneous

The Indemnifying Party and the Indemnified Party agree that they will do all such further acts, deeds and things and execute, deliver all such the documents as may be reasonably necessary or advisable for the purposes of ensuring and confirming unto the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out the intention or facilitating the performance of the terms of this Agreement.  The Indemnifying Party represents and warrants to the Indemnified Party that this Agreement constitutes a legal, valid and binding obligation of the Indemnifying Party.

IN WITNESS WHEREOF the Parties have executed this Agreement to have effect as of the date first above mentioned.

Trunity Holdings, Inc.

By:
Authorized Officer

Indemnified Party:

Director and/or Officer